Exhibit 10.1

* * –  CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION.  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

FIRST AMENDMENT TO

2007-2008 MERIAL LIMITED INDEPENDENT SALES AGENT AGREEMENT

This First Amendment to 2007-2008 Merial Limited Independent Sales Agent Agreement (“Amendment”), effective as of the 1st day of January, 2008, by and between Merial Limited, a company limited by shares registered in England and Wales (registered number 3332751) with a registered office at PO Box 327, Sandringham House, Sandringham Avenue, Harlow Business Park, Harlow, Essex CM19 5QA, England, and domesticated in Delaware, USA, as Merial LLC, with a place of business at 3239 Satellite Blvd., Duluth, GA 30096-4640, USA (“MERIAL”), and MWI Veterinary Supply, Inc., with a place of business at 651 South Stratford Drive, Meridian, ID 83642 (“Independent Sales Agent”).

WHEREAS, MERIAL and Independent Sales Agent entered into the 2007-2008 MERIAL Limited Independent Sales Agent Agreement, dated January 1, 2007 (the “Agreement”);

WHEREAS, the parties wish to amend the Agreement;

NOW, THEREFORE, the parties to the Agreement do hereby agree to amend the Agreement as follows:

1.                                       Schedules. Schedules A, B and D to the Agreement shall be deleted and replaced in their entirety by Schedules A, B and D for 2008-2009, attached hereto.

2.                                       Section 2.1(a). Section 2.1(a) of the Agreement is hereby amended by deleting everything after the second sentence thereof.

3.                                       Section 2.2(a). Section 2.2(a) of the Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“MERIAL shall pay commissions on the Net Sales of orders for Other Products from new and established AMAs within the Territory, which are transmitted to MERIAL via EDI, according to the schedule and terms outlined in Schedule B.”

4.                                       Section 2.2(b). Section 2.2(b) of the Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“MERIAL shall pay commissions on the Net Sales of orders for Other Products from NHOs within the Territory, which are transmitted to MERIAL via EDI, according to the schedule and terms outlined in Schedule B.

5.                                       Section 3.1. The term of the Agreement shall be extended by deleting “31 December 2008” and replacing it with “31 December 2009.”

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6.                                       Section 7.1(c). Section 7.1(c) of the Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“Pay Independent Sales Agent, as full and total compensation for all services rendered under this Agreement, certain commissions for the sales of Products and Other Products as outlined in Schedule B.”

7.                                       Deletion. The term “transaction fees” shall be deleted wherever it appears in the Agreement.

8.                                       Section 14.6. Section 14.6 of the Agreement is hereby amended by adding the following to the end thereof:

“The terms of this Agreement shall remain strictly confidential. The parties to this Agreement shall not disclose any of the terms of this Agreement, whether generally or specifically, to any third party, except as may be required by a party’s accountants or insurers, or by order of a court of competent jurisdiction. To the extent that either party is obligated to file this Agreement with the Securities and Exchange Commission (“SEC”) party shall seek confidential treatment of the trade secret, commercial and/or financial information contained herein; the filing party shall seek the input and approval of the non-filing party in determining what portions of this Agreement must be identified for such confidential treatment.”

9.                                       No Other Amendment.

Except as amended, modified or supplemented by this Amendment, the Agreement is confirmed and remains in full force and effect.

10.                                 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed an original and all of which shall constitute one and the same agreement.

[Signatures on following page(s)]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment to the Agreement.

MERIAL LIMITED		MWI Veterinary Supply, Inc.

By:	/s/ Thomas Zerzan	By:	/s/ Jim Cleary
Name: Thomas Zerzan		Name: Jim Cleary
Title: Head of Merial U.S.		Title: President and CEO

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Schedule A

2008 MERIAL Independent Sales Agent Agreement - Companion Animal Products

Flea and Tick Control Products

FRONTLINE® Plus for Dogs and Puppies 6 and 3 dose (up to 22 lbs., 23-44 lbs., 45-88 lbs., 89-132 lbs.)

FRONTLINE® Plus for Cats and Kittens 6 and 3 dose (All Weights)

FRONTLINE® TOP SPOT®for Dogs & Puppies 6 and 3 dose (up to 22 lbs., 23-44 lbs., 45-88 lbs., 89-132 lbs.)

FRONTLINE® TOP SPOT®for Cats and Kittens 6 and 3 dose (All Weights)

FRONTLINE® Spray 250 mL and 500 mL (All Weights)

Heartworm Preventives

HEARTGARD® Plus Chewables 12 and 6 doses/pack (68 mcg, 136 mcg, 272 mcg)

HEARTGARD® Chewables 6 doses/pack (68 mcg, 136 mcg, 272 mcg)

HEARTGARD® Tablets 6 doses/pack (68 mcg, 136 mcg, 272 mcg)

HEARTGARD® Chewables For Cats 6 doses/pack (55 mcg, 165 mcg)

Pet Vaccines

PUREVAX® Feline Respiratory 2 (RC) (25 x 1 doses)

PUREVAX® Feline Respiratory 3 (RCC) (25 x 1 doses)

PURE VAX® Feline 3 (25X1 doses)

PURE VAX® Feline 3 /Rabies (25X1 doses)

PUREVAX® Feline 4 (25X1 doses)

PURE VAX® Feline 4 /Rabies (25X1 doses)

PUREVAX® Recombinant Feline Leukemia PUREVAX® Ferret (rDistemper) (10X1 ds)

Canine Vaccines

RECOMBITEK® Lyme (20X1 doses, 50X1 doses)

RECOMBITEK®C3 (25 x 1 doses)

RECOMBITEK®C4 (25X1 doses)

RECOMBITEK®C4/CV (25X1 doses)

RECOMBITEK® C6 (25X1 doses)

RECOMBITEK® C6/CV (25X1 doses)

RECOMBITEK® CANINE PARVO (50X1 doses)

RECOMBITEK® CANINE CORONA-MLV (25X1 doses)

RECOMBITEK® CANINE PARVO + CORONA-MLV (25X1 doses)

RECOMBITEK® KC2 (20 x 1 doses and 1 x 5 doses)

Rabies Vaccines

PUREVAX® Feline Rabies (25X1 doses)

IMRAB® 3 (5X10doses)

IMRAB® 3TF (50X1 doses)

IMRAB® 1 (5X10 doses)

IMRAB® 1 TF (50 x 1 doses)

PAIN MANAGEMENT

PREVICOX® (57mg 6 x 30) PREVICOX® (227mg 6 x 30) PREVICOX® (57mg bottle 60 tablets) PREVICOX® (227mg bottle 60 tablets) PREVICOX® (57mg 10 x 10) PREVICOX® (227mg 10x10)

DENTAL:

ORAVET™ Professional Kit

ORAVET™ Barrier Sealant Cartridges

ORAVET™ Plaque Prevention Gel Home Care Kits

®Registered trademarks and ™ trademarks of MERIAL.

Schedule B

MWI, Veterinary Supply, Inc. Independent Sales Agent Earnings

Commission Rates - Net Sales of Products to AMAs

Independent Sales Agent Monthly Commission Rate		Independent Sales Agent Representative Monthly Commission Rate		Goal Attainment Commission Rate		Total Independent Sales Agent Commission Rate
**	%	**	%	**	%	**	%

Added-value Elements for Sales of Products

Promotional Allowance Funds Rate
**	%

I.                                         Commissions Earned for Sales of Products to AMAs

Independent Sales Agent earns commissions on the Net Sales of Products to AMAs in the Territory when the order is placed with MERIAL by the Independent Sales Agent or by an AMA which indicates a Named Sales Agent.

No commissions are paid for products not listed on Schedule A or for sales outside of Independent Sales Agent’s Territory.

For Named Sales Agent Sales, Independent Sales Agent Monthly Commission and Independent Sales Agent Representative Commission will be paid to Independent Sales Agent within thirty (30) days of the last business day of each month in which MERIAL receives a qualifying order. HEARTGARD and FRONTLINE and PREVICOX, Vaccine and ORAVET Goal Attainment Commissions shall be paid within thirty (30) days of the last business day of each quarter.

Independent Sales Agent agrees to commit **% (**) of commissioned sales to a business development plan (“Business Development Funds”) to fund activities designed to expand Merial and Sales Agent business within high-growth potential clinics and/or high-growth regions of the Territory as submitted in writing and agreed upon by both parties by January 31, 2008. Thereafter, a recap of business development activities performed will be provided to Merial quarterly. Merial will notify Independent Sales Agent of its approval, or lack thereof, regarding these activities, in writing, no later than the 10th of the subsequent month following the quarter’s end. Provided, however, that approval shall not be deemed given in the event that Merial does not respond within such period.

Promotional Allowance Funds, which are based on the Independent Sales Agent’s Net Sales of the Products, (see Added-value Elements for Sales of Products table above), shall be made available to reimburse Independent Sales Agent for expenses incurred in connection with certain growth initiatives, e.g., advertising initiatives, executive training, sales personnel incentives, and the like. Proposed uses for such funds shall be submitted to MERIAL in writing utilizing the appropriate Promotional Allowance Funds request forms. Any such proposals shall be approved in advance by MERIAL, in accordance with its sole discretion. At least forty percent (40%) of projected Promotional Allowance Fund accruals must be used to support business building initiatives for strategic Products or business growth within clinics identified as highgrowth potential customers. Earned Promotional Allowance Funds shall not rollover; Promotional Allowance Funds accrued during 2008 must be used by Independent Sales Agent, for approved activities, by no later than March 31, 2009, unless otherwise approved in writing by MERIAL. Promotional Allowance Funds accrued in 2009 must be used by Independent Sales Agent by no later than December 31, 2009 unless otherwise approved by Merial. Such funds shall be remitted by MERIAL to reimburse Independent Sales Agent for approved activities within thirty (30) days after MERIAL’s receipt of a detailed invoice of the expenses incurred by Independent Sales Agent in connection with such activities.

Independent Sales Agent Representative is an individual who, working as an agent or employee of the Independent Sales Agent, solicited and placed the qualifying order. The Independent Sales Agent will provide MERIAL a list of its Sales Agent Representatives with address, telephone number, and SAR code (number) within fourteen (14) days of the Commencement Date and within fourteen (14) days of any change in the Independent Sales Agent’s sales force. The Independent Sales Agent must not make any deductions from amounts due Sales Agent Representatives.

1                                          MERIAL Monthly Commission Rate indicates the commission rate paid to Independent Sales Agent for EDI and Named Sales Agent Net Sales dollars generated in the Territory.

2                                          The (1) HEARTGARD and FRONTLINE and (2) PREVICOX, Companion Animal Vaccine and ORAVET Goal Attainment Commissions indicate the bonus commission rates paid to Independent Sales Agent for EDI and Named Sales Agent Net Sales dollars generated in the Territory if both Independent Sales Agent and MERIAL achieve their respective year-to-date Sales Goals for both these product categories, as specified in Schedule D, with such payments being calculated at the end of each calendar quarter.

II.                                     Commissions paid for Sales of Other Products

Independent Sales Agent earns full commission on the Net Sales of Other Products to AMAs in the Territory when the order is placed with MERIAL by the Independent Sales Agent via EDI.

No commissions are paid for products not listed on Schedule E or for sales outside of Independent Sales Agent’s Territory. The commissions will only be paid in connection with those orders which are transmitted to MERIAL via EDI.

The Transaction Fee will be paid to Independent Sales Agent within thirty (30) days of the last business day of the month in which MERIAL receives a qualifying order.

III.                                 **

BONUS POOL OPPORTUNITY

In addition to the total commission payment described above, MERIAL will create a Bonus Pool. This pool will start at not less than $500,000 and may be increased at the discretion of MERIAL before December 31St of the current contract year. This Bonus will be distributed among MERIAL independent sales agents that achieve their respective Sales Goals for the given contract year, providing MERIAL achieves its Sales Goal for the given contract year, as specified in Schedule D. Distribution of the Bonus Pool will be made proportional to the business share of MERIAL independent sales agents that achieved their respective Sales Goals for the given contract year.

For illustration purposes only, in 2008, three (3) independent sales agents achieve their respective sales objectives with sales of $100M, $50M and $50M respectively. The independent sales agent with $100M in sales would be entitled to $250K (50% of the $500,000 Bonus Pool).

CALCULATIONS

The Commission payments, Goal Attainment Commissions, and Bonus Pool earnings will be calculated by MERIAL, and shall not be subject to review by Independent Sales Agent.

MERIAL SAR SALES ACHIEVEMENT TRIP

MERIAL shall maintain a MERIAL territory based SAR Sales Achievement Trip program. A SAR Sales Achievement Trip will be awarded to a MERIAL independent sales agent for each MERIAL Sales Representative that qualifies for the Circle of Excellence Honor and Recognition Award. MERIAL is expected to name 55 MERIAL Sales Representatives as Circle of Excellence award winners (245 representatives x 22.5% = 55 honorees). It is therefore expected that a total of 55 trips will be awarded to Merial independent sales agents. In addition to earned trips, an independent sales agent will be awarded one Bonus Trip for each 6 trips won by such independent sales agent. These trips are to be awarded on a discretionary basis to sales and sales management personnel that made significant contributions to the success of that independent sales agent selling Products in the program year.

Trips will be awarded to Independent Sales Agent and not to its individual Sales Agent Representatives. Qualification will be based upon total sales performance within the MERIAL COE territories, calculated as follows: Net sales dollars for FRONTLINE and HEARTGARD, plus 4x the net dollar sales for PREVICOX, Companion Animal Vaccines and ORAVET. The greatest dollar-volume contribution to a qualifying COE territory as calculated using this formula, will win the SAR Sales Achievement Trip. The 4x factor will be applied to horizon products to elevate focus and to recognize performance associated with meeting sales objectives in multiple product categories.

For illustration purposes only, in 2008 a Merial Sales Representative is awarded Circle of Excellence honor and recognition. Sales within that territory were comprised of $1,000,000 in FRONTLINE brand product sales, $500,000 in HEARTGARD brand product sales and $400,000 in combined sales of PREVICOX, Companion Animal Vaccines and ORAVET. Sales Agent A contributed sales of $500,000 FRONTLINE, $200,000 HEARTGARD and $100,000 PREVICOX, Companion Animal Vaccines and ORAVET. Qualified sales would be determined as follows: $500,000 + $200,000 + ($100,000 x 4) = $1,100,000. Sales Agent B contributed sales of $500,000 FRONTLINE, $200,000 HEARTGARD and 110,000 PREVICOX, Companion Animal Vaccines and ORAVET. Qualified sales would be determined as follows: $500,000 + $200,000 + ($110,000 x 4 = $1,140,000. Sales Agent B. Final selection of Sales Agent Representatives will be the responsibility of Sales Agent Management.

In addition, for each SAR Sales Achievement Trip earned by the Independent Sales Agent, a four thousand dollar ($4,000) cash payment will be awarded to Independent Sales Agent. Cash payments will be awarded for earned trips only. Bonus Trips will not qualify for this payment.

The aggregate value of any such Trip (the “Trip Award Amount”) shall not exceed ten thousand dollars ($10,000). The Trip Award Amount for each Trip shall be allocated as follows: (i) approximately four thousand nine hundred dollars ($4,900) in trip value to the chosen Sales Agent Representative, (ii) approximately four thousand nine hundred dollars ($4,900) in trip value for each Bonus Trip, and (iii) a four thousand dollar ($4,000) cash payment to Independent Sales Agent’s headquarters. The value, duration, and location of any such trip shall be left to the sole discretion of MERIAL.

Schedule D

MWI Veterinary Supply, Inc.

MERIAL Independent Sales Agent PERFORMANCE GOALS

MWI, Inc. and MERIAL agree to the Performance Goals listed below. These Performance Goals shall be calculated by MERIAL and shall not be subject to review by MWI.

1.0                               MERIAL 2008 Sales Goal:

MERIAL 2008 Sales Goal shall be: $**. This goal is calculated as the sum of the Net Sales of MERIAL less Distributor purchases plus reported Distributor sales.

2.0                               MWI, Inc. 2008 Sales Goal:

MWI Sales Goal for 2008 shall be: $**.

YTD Goals ($MM)

	Q1	YTD Q2	YTD Q3	YTD Q4
FRONTLINE	**	**	**	**
HEARTGARD	**	**	**	**
PREVICOX, ORAVET, PETVACCINES	**	**	**	**

Other Products	**	**	**	**
Total YTD	**	**	**	**

3.0                               MERIAL 2009 Sales Goal:

MERIAL 2009 Sales Goal shall be calculated as the sum of the Net Sales of MERIAL for 2008 less Distributor purchases plus reported Distributor sales for 2008. Such goal shall be calculated by MERIAL by no later than March 1, 2009.

4.0                               MWI 2009 Sales Goal:

MWI Sales Goal for 2009 shall be established by MERIAL by no later than March 1, 2009.

SCHEDULE E

Other Products

PHARMACEUTICALS

IMMITICIDE®

ENACARD® (1.0 mg, 2.5 mg, 5.0 mg, 10.0 mg, 20.0 mg)TRESADERM® (7.5 ml, 15.0 ml)

TRESADERM® (7.5 ml, 15.0 ml)

® Registered trademarks and ™ trademarks of MERIAL.